Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 27, 2023

To Whom It May Concern:

We hereby consent to the use in this Registration Statement to form S-1 Amendment No. 5 of our audit opinion report dated November 28, 2022, with respect to the audited financial statements of Cannabis Bioscience International Holdings, Inc. (formerly China Infrastructure Construction Corp.) included in form S-1 for the period ended May 31, 2022. We also consent to the references to us under the heading “Experts” in such Registration Statement.

Very truly yours,

/s/PWR CPA, LLP

PWR CPA, LLP

Houston, TX